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                                                                     EXHIBIT 4.3


                               SECOND AMENDMENT
                                    TO THE
                              CROWN VANTAGE INC.
                           1995 INCENTIVE STOCK PLAN


        THIS SECOND AMENDMENT to the Crown Vantage Inc. 1995 Incentive Stock Plan (the "Plan") is made pursuant to the authority under Section 15 of the Plan for the Board of Directors to amend the Plan. The Plan is hereby amended as follows:

        I. Effective May 5, 1998, Section 4 of the Plan is amended by deleting the first sentence thereof in its entirety and by substituting the following new sentence in its place;

        "Subject to Section 16 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 1,700,000 shares of Company Stock, which shall be authorized, but unissued, shares."



                                          CROWN VANTAGE INC.


                                          By:  /s/ Christopher M. McLain
                                              ------------------------------
                                               Christopher M. McLain
                                                Senior Vice President and
                                                General Counsel,
                                                Corporate Secretary